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                                                                    EXHIBIT 8(c)

[SUTHERLAND ASBILL & BRENNAN LLP]

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


    We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41829). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


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                                                      /s/ SUTHERLAND ASBILL & BRENNAN LLP
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                                                      SUTHERLAND ASBILL & BRENNAN LLP
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Washington, D.C.
April 24, 2000